UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 26, 2013
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Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   717-763-7064

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 26, 2013, Harsco Corporation (the "Company") consummated the previously announced transaction to sell the Company’s Harsco Infrastructure Segment into a strategic venture with Clayton, Dubilier & Rice (“CD&R”) as part of a transaction that combines the Harsco Infrastructure Segment with Brand Energy & Infrastructure Services, Inc., which CD&R simultaneously acquired (the “Infrastructure Transaction”). The Company has contributed substantially all of the Company’s equity interests in, and the net assets of, the Harsco Infrastructure Segment to the strategic venture in exchange for $300 million in cash, subject to working capital and other adjustments, and an approximate 29% equity interest in the strategic venture. The Company’s approximate 29% equity interest in the strategic venture will be accounted for under the equity method of accounting as prescribed by accounting principles generally accepted in the United States of America.
Under the terms of a limited partnership agreement (the "Partnership Agreement") that governs the operation of the strategic venture, the Company is required to make quarterly payments, effectively to CD&R either (at the Company's election) (i) in cash, with total payments to equal approximately $22 million per year on a pre-tax basis (approximately $15 million per year after tax), or (ii) in kind through the transfer of approximately 2.5% of the Company’s equity interest in the strategic venture to CD&R on an annual basis. The Company’s obligation to make such quarterly payments under the Partnership Agreement will cease upon the earlier of (i) the strategic venture achieving $479 million in last twelve months’ earnings before interest, taxes, depreciation and amortization for three quarters, which need not be consecutive, and (ii) eight years after the closing of the Infrastructure Transaction. In addition, upon the initial public offering of the strategic venture, the Company’s quarterly payment obligation will decrease by the portion of CD&R ownership sold and is eliminated completely once CD&R ownership interest in the strategic venture falls below 20%. In the event of a liquidation of the strategic venture, CD&R would be entitled to a liquidation preference of approximately $336 million, plus any quarterly payments that had been paid in kind.
Under the terms of an investor rights agreement, the Company has the right to designate two of the nine directors to the board of directors of the strategic venture and to jointly (with CD&R) designate one independent director. The remaining members of the board of directors of the strategic venture will consist of five directors designated by CD&R as well as the chief executive officer of the strategic venture.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information related to the Infrastructure Transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(d)        Exhibits

Exhibit 99.1 - Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date:	November 26, 2013	By:	/s/ F. Nicholas Grasberger, III
F. Nicholas Grasberger, III
Senior Vice President and Chief Financial Officer